EXHIBIT 10.3

CHANGE IN CONTROL AGREEMENT

THIS CHANGE IN CONTROL AGREEMENT (this “Agreement”), dated as of January 26, 2005, is made and entered by and between Novell, Inc., a Delaware corporation (the “Company”), and Richard Seibt (the “Registered Managing Director”).

WITNESSETH:

WHEREAS, the Registered Managing Director is employed by Novell Holding Deutschland GmbH (“NHD”), a Subsidiary (as defined below) of the Company, and serves as President Novell EMEA of the Company, and has made and is expected to continue to make major contributions to the short- and long-term profitability, growth and financial strength of the Company as a result of his employment with NHD;

WHEREAS, the Board (as defined below) has determined that appropriate steps should be taken to encourage the continued attention and dedication of Registered Managing Director to his assigned duties without distraction; and

WHEREAS, in consideration of the Registered Managing Director’s continued employment with NHD, the Company desires to provide the Registered Managing Director with certain benefits set forth in this Agreement in the event a Change in Control (as defined below) of the Company occurs while he is employed by NHD.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the Company and the Registered Managing Director agree as follows:

1. Certain Defined Terms. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement with initial capital letters:

(a) “Board” means the Board of Directors of the Company.

(b) “Change in Control” means, with respect to the Company, the occurrence of any of the following events:

(i) the acquisition by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the combined voting power of the then outstanding Voting Stock of the Company; provided, however, that for purposes of this Section 1(b)(i), the following acquisitions will not constitute a Change in Control: (A) any issuance of Voting Stock of the Company directly from the Company that is approved by the Incumbent Board (as defined in Section 1(b)(ii), below), (B) any acquisition by the Company of Voting Stock of the Company, (C) any acquisition of Voting Stock of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (D) any acquisition of Voting Stock of the Company by any Person pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section 1(b)(iii), below; and provided, further, that a Change in Control will not occur if any Person becomes the beneficial owner of 25% or more of the combined voting power of the Voting Stock of the Company solely as a result of an issuance of Voting Stock described in clause (A) of this Section 1(b)(i) or an acquisition of Voting Stock described in clause (B) of this Section 1(b)(i) unless and until such Person thereafter acquires beneficial ownership of Voting Stock of the Company that causes the aggregate percent of the combined voting power of the Voting Stock of the Company then owned beneficially by such Person to exceed the percent of the combined voting power of Voting Stock of the Company owned beneficially by such Person immediately after such issuance or acquisition described in clause (A) or (B) of this Section 1(b)(i);

(ii) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board,” as modified by this Section 1(b)(ii)), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a member of the Board subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the members of the Board then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for the Board, without objection to such nomination) will be deemed to have then been a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) consummation of a reorganization, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company, or other transaction (each, a “Business Combination”), unless, in each case, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (other than the Company; such entity resulting from such Business Combination; any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Combination; or any Person who immediately prior to such Business Combination beneficially owned directly or indirectly 25% or more of the combined voting power of the Voting Stock of the Company and whose ownership of such Voting Stock did not result in a Change in Control under Section 1(b)(i)) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination, and (C) at least a majority of the members of the Board of

Directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section 1(b)(iii).

(c) “Change in Control Date” means the date that the Change in Control is consummated.

(d) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(e) “Subsidiary” means any Company controlled affiliate.

(f) “Voting Stock” means securities entitled to vote generally in the election of members of the Board.

2. Change in Control. Except as provided in Section 7, if a Change in Control occurs while the Registered Managing Director is employed by NHD, notwithstanding any provision to the contrary in any applicable plan, program or agreement, all stock options, restricted stock and other equity rights held by the Registered Managing Director that are outstanding as of the Change in Control Date will become fully vested and/or exercisable, as the case may be, on the Change in Control Date, and all stock options held by the Registered Managing Director shall remain exercisable, notwithstanding anything in any other agreement governing such options, for the longer of (i) a period of twenty four (24) months after the earlier of (A) Registered Managing Director’s last day of employment with NHD, or (B) NHD ceases as a Subsidiary, or (ii) the period set forth in the award agreement covering the option; provided, however, that in no event will the option be exercisable beyond its original term.

3. Enforcement. Without limiting the rights of the Registered Managing Director at law or in equity, if the Company fails to provide any benefit required to be made or provided hereunder on a timely basis, the Company will pay interest on the amount or value thereof at an annualized rate of interest equal to the so-called composite “prime rate” as quoted from time to time during the relevant period in the Eastern Edition of The Wall Street Journal. Such interest will be payable as it accrues on demand. Any change in such prime rate will be effective on and as of the date of such change.

4. Legal Fees and Expenses. In the event of a Change in Control, it is the intent of the Company that the Registered Managing Director not be required to incur legal fees and the related expenses associated with the interpretation, enforcement or defense of the Registered Managing Director’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would detract from the benefits intended to be extended to the Registered Managing Director hereunder. Accordingly, if a Change in Control occurs and it should appear to the Registered Managing Director that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Registered Managing Director the benefits provided or intended to be provided to the Registered Managing Director under Section 2 of the Agreement, the Company irrevocably authorizes the Registered Managing Director from time to time to retain counsel of the Registered Managing Director’s choice, at the expense of the Company as hereafter provided, to advise and represent the Registered Managing Director in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Registered Managing Director’s entering into an attorney-client relationship with such counsel, and in that connection the Company and the Registered Managing Director agree that a confidential relationship will exist between the Registered Managing Director and such counsel. Without respect to whether the Registered Managing Director prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all attorneys’ and related fees and expenses incurred by the Registered Managing Director in connection with any of the foregoing; provided that, in regard to such matters, the Registered Managing Director has not acted frivolously, in bad faith or with no colorable claim of success. Such expenses will be paid by the Company as they are incurred by Registered Managing Director.

5. Employment Rights. Nothing expressed or implied in this Agreement will create any right or duty on the part of the Company, NHD or the Registered Managing Director to have the Registered Managing Director remain in the employment of NHD prior to or following any Change in Control.

6. Withholding of Taxes. The Company and NHD may withhold from any benefits affected by this Agreement all federal, state, city or other taxes as the Company and NHD are required to withhold pursuant to any applicable law, regulation or ruling.

7. Term of Agreement. This Agreement shall continue in full force and effect for the duration of Registered Managing Director’s employment with NHD; provided, however, that (i) if Registered Managing Director’s employment with NHD terminates at any time prior to the Change in Control Date for any reason or (ii) if NHD ceases as a Subsidiary at any time prior to the Change in Control Date, this Agreement shall immediately terminate as of the date the event described in (i) or (ii) occurs and Registered Managing Director shall not be entitled to the benefits pursuant to Section 2 hereof.

8. Successors and Binding Agreement.

(a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonably satisfactory to the Registered Managing Director, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Company” for the purposes of this Agreement), but will not otherwise be assignable, transferable or delegable by the Company.

(b) This Agreement will inure to the benefit of and be enforceable by the Registered Managing Director’s personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees. This Agreement will supersede the provisions of any employment or other agreement between the Registered Managing Director and NHD or the Company that relate to any matter that is also the subject of this Agreement, and such provisions in such other agreements will be null and void.

(c) This Agreement is personal in nature and neither of the parties hereto will, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 8(a) and 8(b). Without limiting the generality or effect of the foregoing, the Registered Managing Director’s right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by the Registered Managing Director’s will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 8(c), the Company will have no liability to pay any amount so attempted to be assigned, transferred or delegated.

9. Notices. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed by the recipient), or five (5) business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three (3) business days after having been sent by a nationally or globally recognized courier service for overnight/next-day delivery, such as FedEx, UPS, or the United States Postal Service, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to the Registered Managing Director at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

10. Governing Law. The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflict of laws of such Commonwealth.

11. Validity. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal,

the remainder of this Agreement and the application of such provision to any other person or circumstances will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it enforceable, valid or legal.

12. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Registered Managing Director and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement. References to Sections are references to Sections of this Agreement. Any reference in this Agreement to a provision of a statute, rule or regulation will also include any successor provision thereto. Whenever used herein, the masculine includes the feminine.

13. Survival. Notwithstanding any provision of this Agreement to the contrary, the parties’ respective rights and obligations under Section 2 will survive the termination of the Registered Managing Director’s employment for any reason whatsoever; provided that such termination occurs on or after the Change in Control Date and this Agreement has not been terminated earlier pursuant to Section 7.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

NOVELL, INC.

By:	/s/ Alan J. Friedman
Name:
Title:

REGISTERED MANAGING DIRECTOR

/s/ Richard Seibt

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